Exhibit 10.1

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”) dated as of February 24, 2006, is by and between TranSwitch Corporation, a Delaware corporation (the “Company”), Thomas Weisel Partners LLC and Pacific Growth Equities, LLC (together, the “Advisors”) and U.S. Bank National Association, a national bank, as escrow agent (the “Escrow Agent”). The Company and the Advisors are sometimes referred to herein, together, as the “Interested Parties”.

RECITALS

WHEREAS, the Company is offering shares of common stock of the Company, par value $0.001 per share (the “Shares”) at an aggregate purchase price of up to $25,000,000, pursuant to a Prospectus Supplement dated on or about February 27, 2006 to the Prospectus dated April 6, 2004 (together with any amendments or supplements thereto, the “Prospectus”);

WHEREAS, for purposes of this Agreement the term “Business Day” shall mean any day on which the Escrow Agent is open for business at its offices in Boston, Massachusetts; and

WHEREAS, the Company and the Advisors desire to appoint the Escrow Agent to serve as escrow agent in accordance with the terms and conditions hereof.

NOW THEREFORE, in consideration of the mutual agreements of the parties contained herein, the parties agree as follows:

1. Appointment.

(a) The Company and the Advisors hereby appoint the Escrow Agent to serve as escrow agent for the receiving and disbursing of Subscription Funds of each Purchaser (each as defined below), in accordance with the terms of this Agreement, and the Escrow Agent hereby accepts such appointment.

(b) As used herein, “Purchaser” shall refer, respectively to each and every person or entity signing and delivering to the Company or the Advisors on or before the date of the closing (the “Closing Date”) to consummate the purchase and sale of the Shares subscribed for a signed agreement to purchase the Shares substantially subscribed for in the form attached hereto as Exhibit A (a “Subscription Agreement”). The Company and the Advisors acknowledge and agree that:

(i) It shall be the responsibility of the Company and the Advisors to give prompt, prior written notice to the Escrow Agent of the Closing Date; and

(ii) the Escrow Agent may receive and rely upon Subscription Agreements received by it from time to time on or before the Closing Date, and shall not be responsible for determining the validity, accuracy or genuineness thereof, or the genuineness or authenticity of any signature appearing thereon. The Escrow Agent is not obligated to accept funds from or on behalf of any Purchaser with respect to which it has not yet received a Subscription Agreement.

The Escrow Agent shall accept facsimiles of the Subscription Agreement for purposes of this paragraph.

2. Escrow Account.

(a) The Purchasers shall forward directly to the Escrow Agent any and all subscription funds (referred to herein, together with any investment income or proceeds received by the Escrow Agent from the investment thereof from time to time, collectively, the “Subscription Funds”) received from a Purchaser pursuant to the Purchaser’s subscription for the Shares, along with the corresponding Subscription Agreement (in each case together with written notification by the Advisors to the Escrow Agent identifying such funds by Purchaser and for deposit therewith). The Advisors will instruct subscribers to make checks for subscriptions payable to “U.S. Bank National Association – Escrow Account for TranSwitch Corporation” or to wire the Subscription Funds to the Escrow Agent using the wire instructions provided below. If the Escrow Agent receives Subscription Funds from any Purchaser prior to 12:00 p.m., Boston time, on any Business Day, and if upon receipt by the Escrow Agent of such Subscription Funds the Escrow Agent has not received written notice from the Advisors of the Closing Date or if the Closing Date has not yet occurred, the Escrow Agent shall deposit all Subscription Funds of Purchasers received by it from the Purchasers hereunder and which have cleared in the Escrow Agent’s “U.S. Bank Money Market Account” until the Escrow Agent receives such joint written notice of the Closing Date from the Company and the Advisors and such Closing Date shall have occurred, pursuant to Section 2(e) hereof (or until returned to Purchaser pursuant to Section 2(b) or Section 3(b)) hereof.

(b) If the Company rejects any subscription for which the Escrow Agent has collected and deposited funds from a Purchaser in the Escrow Account, the Escrow Agent shall, upon receipt of written instructions from the Company, promptly issue a refund check solely from amounts held in the Escrow Account to the rejected subscriber. If the Company rejects any subscription for which the Escrow Agent has not deposited funds but has submitted the Purchaser’s check for deposit, the Escrow Agent shall, upon receipt of written instructions from the Company, promptly issue a check for the amount of such Purchaser’s check to the rejected Purchaser after the Escrow Agent has cleared such funds. If the Escrow Agent has not submitted a rejected subscriber’s check for deposit, the Escrow Agent shall, upon receipt of written instructions from the Company, promptly remit the Purchaser’s check directly to the Purchaser.

(c) Prior to the Closing Date, all Subscription Funds deposited in the Escrow Account, until disbursement pursuant to Section 3 below, shall not become the property or assets of the Company, the Advisor or any other entity; provided, however, that no Purchaser shall have the right to withdraw, revoke or rescind its subscription without the prior written consent of the Company and the Advisor. The Subscription Funds shall not become the property or assets of the Company, nor be subject to its debts or obligations, unless and until such funds have been disbursed to it.

(d) Investment of Funds. The Escrow Agent shall invest the Subscription Funds in an interest bearing account pursuant to and as directed in joint written investment instruction from the Advisors and the Company to the Escrow Agent.

(e) Escrow Agent Not Responsible For Investment Decisions. Absent its timely receipt of such specific joint written investment instruction from the Advisors and the Company, the Escrow Agent shall have no obligation or duty to invest (or otherwise pay interest on) the Subscription Funds; provided, however, that in the event the Escrow Agent shall not have received such written investment instruction, the Escrow Agent shall be authorized to invest any of the Subscription Funds in the U.S. Bank Money Market Deposit Account, which is an FDIC insured interest-bearing account, until such investment instruction is received. All earnings received from the investment of the Subscription Funds shall be credited to, and shall become a part of, the escrow (and any losses on such investments shall be debited to the Escrow Account). The Escrow Agent shall have no liability for any investment losses (other than investments in the U.S. Bank Money Market Deposit Account), including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

(f) Tax Reporting. The Company and the Advisors agree that, for tax reporting purposes, all interest and other income earned from the investment of the Subscription Funds in any tax year shall, (i) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Agreement during such tax year, be reported as allocated to such person or entity and, (ii) otherwise, be reported as allocated as directed in a joint written direction of the Company and the Advisors, subject to Section 12.5(a).

(g) Certification of Taxpayer Identification Number. The Company and the Advisors hereto agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8 BEN, in case of non-U.S. persons) to the Escrow Agent upon the execution and delivery of this Agreement. The Company and the Advisors understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Subscription Funds.

3. Disposition of Funds.

(a) The Company and the Advisors shall deliver specific joint written instructions to the Escrow Agent upon which the Escrow Agent may conclusively rely without inquiry regarding disposition of Subscription Funds in the Escrow Account (the “Instructions”). Any such Instructions to the Escrow Agent to deliver the Subscription Funds (to the extent available) to the Company (or to any other person, other than the Purchaser) shall include the amounts payable to the Company and/or to any other person designated in such instructions, wiring instructions (if applicable) and a certification that the closing (the “Closing”) of each Purchaser’s purchase of the Shares has been completed on the Closing Date. For the avoidance of doubt, the Company and the Advisors anticipate that such Instructions will direct the Escrow

Agent to disburse the Subscription Funds as follows: (1) the portion of such Subscription Funds representing the amounts delivered by each Purchaser pursuant to the Purchaser’s subscription for the Shares shall be paid to the Company and (2) the remainder of such Subscription Funds, representing all interest or other income earned from the investment of the Subscription Funds (upon such interest being credited to the Escrow Account), net of any such amounts previously distributed to the Purchasers and net of amounts withheld in respect of taxes, assessments or other governmental charges, shall be allocated and paid to each Purchaser (to the extent such Purchaser’s Subscription Funds have been invested).

(b) Absent receipt of Instructions, Escrow Agent shall continue to hold the Subscription Funds in the Escrow Account; provided, however, that if the Escrow Agent has not received joint written notice from the Company and the Advisors certifying that the Closing has occurred by 5:00 p.m. (Boston time) on the Closing Date, Escrow Agent will promptly return such Subscription Funds (to the extent available) to the affected Purchaser in the amount delivered by such Purchaser pursuant to the Purchaser’s subscription for the Shares, together with such Purchaser’s allocated portion of all interest or other income earned from the investment of the Subscription Funds, net of any such amounts previously distributed to such Purchaser and net of amounts withheld in respect of taxes, assessments or other governmental charges relating to such Purchaser.

4. Escrow Agent’s Fees.

(a) The Company agrees, and in the event the Closing does not occur on or about the Closing Date, the Interested Parties agree, jointly and severally, to pay or reimburse the Escrow Agent for any legal fees incurred in connection with the preparation of this Agreement, and to pay the Escrow Agent’s reasonable compensation for its services hereunder and to reimburse the Escrow Agent for all out-of-pocket expenses incurred by the Escrow Agent (including reasonable attorney’s fees and expenses) in the administration or performance of this Agreement, in accordance with the terms of Exhibit B attached hereto and made a part hereof, which may be subject to change on an annual basis.

(b) The Company agrees, and in the event the Closing does not occur on or about the Closing Date, the Interested Parties agree, jointly and severally, to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder.

5. Resignation. The Escrow Agent may by written notice to the other parties hereto resign in its capacity as escrow agent pursuant to this Agreement at any time, in its sole discretion, without incurring any liability or obligation to the parties to this Agreement other than the obligation to deliver all funds and all interest on funds received hereunder to the successor escrow agent appointed pursuant to Section 12.6 below.

6. Indemnification. The Company agrees, and in the event the Closing does not occur on or about the Closing Date, the Interested Parties hereby jointly and severally agree to indemnify the Escrow Agent, and hold it harmless, from any and all losses, claims, damages, liabilities, costs and expenses (including without limitation attorneys’ fees and expenses) arising from its actions or omissions as escrow agent hereunder other than a claim arising as a result of the gross negligence or willful misconduct of the Escrow Agent. Should a dispute arise, the Escrow Agent is authorized (but not obligated) to deliver funds held in escrow to any court of competent jurisdiction pursuant to an interpleader action. In such instance, the Escrow Agent shall be entitled to recover reasonable attorneys’ fees and costs in connection therewith.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

8. Notices:

If to the Advisor to:

Thomas Weisel Partners LLC

One Montgomery Street

Suite 3700

San Francisco, California 94104

Attn: Jack Helfand

Tel: (415) 364-6900

Fax: (415) 364-2694

Pacific Growth Equities, LLC

1 Bush St., 17th Floor

San Francisco, California 94104

Attn: Brian Sapp

Tel: (415) 274-6885

Fax: 415-274-6849

If to the Company:

TranSwitch Corporation

Three Enterprise Drive

Shelton, CT 06484

(203) 929-8810

If to the Escrow Agent, to:

For Mail:

U.S. Bank National Association

Corporate Trust Services

P.O. Box 960778

Boston, MA 02196-0778

Attn: Earl Dennison

Ref: TranSwitch Corporation Escrow

Tel: (617) 603-6567

Fax: (617) 603-6667

For Courier:

U.S. Bank National Association

Corporate Trust Services

One Federal Street

3rd Floor

Boston, MA 02110

Attn: Earl Dennison

Ref: TranSwitch Corporation Escrow

Tel: (617) 603-6567

Fax: (617) 603-6667

9. Binding Effect. This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns. If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.

10. Force Majeure. Neither the Company, the Advisors, nor the Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, terrorist attacks, earthquakes or other disasters.

11. Counterparts. This Agreement may be executed in more than one original counterpart and by facsimile, each of which taken together shall constitute one and the same instrument.

12. Miscellaneous.

12.1 Under no circumstances shall the Escrow Agent be required to release or distribute escrowed funds or property (or take any other action under this Agreement) sooner than two (2) Business Days after the Escrow Agent has received the requisite notices or paperwork in good form, or passage of the applicable time period.

12.2

(a) Each party hereto acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein (including without limitation any Subscription Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy or validity thereof (or any signatures on them) and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken in good faith and in accordance with the opinion or advice of such counsel.

(b) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent’s own gross negligence or willful misconduct in breach of this Agreement.

(c) The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

12.3 The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent’s gross negligence or willful misconduct. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

12.4 The indemnifications set forth in Section 6 and Section 12.5 of this Agreement shall survive the termination of this Agreement.

12.5

(a) The Interested Parties acknowledge that for tax reporting purposes, all interest or other income earned from the investment of the Subscription Funds in any tax year shall be allocated to each Purchaser. Each Purchaser shall provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8 BEN, in case of non-U.S. persons) to the Escrow Agent prior to the date on which any income earned on the investment of the escrowed funds is credited to the Escrow Account. Each Purchaser shall be deemed to understand that, in the event its tax identification number is not certified to the Escrow Agent, (by submitting a completed and signed IRS Form W-8 BEN or Form W-9), the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the escrowed funds.

(b) The Company agrees, and in the event the Closing does not occur on or about the Closing Date, the Interested Parties agree, jointly and severally, (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the escrowed funds made to such party under this Agreement, (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made to such party under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.

12.6 If the Escrow Agent shall at any time resign pursuant to Section 5 hereof, the Interested Parties shall give joint written instruction to the Escrow Agent within thirty (30) days’ of the Escrow Agent’s notice of resignation, notifying the Escrow Agent of a successor escrow agent hereunder and instructing the Escrow Agent to deliver all escrowed funds held hereunder to such successor (with appropriate payment instructions therefor). If, however, such parties shall fail to name such a successor escrow agent within such thirty (30) days after the notice of resignation from the Escrow Agent, the Escrow Agent may (at its option) apply to a court of competent jurisdiction for appointment of a successor escrow agent.

12.7 It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the escrowed funds, or should any claim be made upon the Escrow Agent or the escrowed funds by a third party, the Escrow Agent shall, in addition to its rights under Section 6 hereof, be authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said funds until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the escrowed funds.

12.8

(a) Each of the parties to this Agreement hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in The Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions or proceedings brought against any of the Interested Parties (or each of them) by the Escrow Agent arising out of or relating to this Agreement. In any such action or proceeding, the Interested Parties each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at its respective address in accordance with Section 12.9 hereof.

(b) THE ESCROW AGENT, THE INTERESTED PARTIES AND EACH PURCHASER HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

12.9 Any notice permitted or required hereunder shall be in writing, and shall be deemed effectively given upon delivery when sent by personal delivery, overnight delivery by a recognized courier or delivery service, upon receipt when mailed by registered or certified mail, return receipt requested, postage prepaid, or upon receipt when by confirmed telecopy accompanied by mailing of the original on the same day by first class mail, postage prepaid, in the case of the Company, the Advisors or the Escrow Agent, to the address set forth in Section 8, or in the case of the Purchaser, to the address set forth on the signature page of the Purchaser’s Subscription Agreement, or in each of the foregoing cases to such other address as any such party may hereafter designate by written notice to the other parties; provided however that in no case shall notice to the Escrow Agent be deemed duly given or made until actually received by the Escrow Agent.

12.10 Any funds to be paid to or by the Escrow Agent hereunder shall be sent by wire transfer pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with Section 12.9 above):

If to the Advisors:

Bank: First Republic Bank

ABA: #321-081-669

A/C: 911-0002-5121

BNF: Thomas Weisel Partners LLC

Attn: Bob West

Bank: Chase Manhattan Bank

ABA : 021-000-021

A/C: 066-196-221

BNF: Pacific Growth Equities, LLC

If to the Company:

Pursuant to such Instructions provided to the Escrow Agent in writing as soon as they become available. The Escrow Agent shall be entitled to require that any such Instructions be in writing prior to the Escrow Agent’s payment thereof.

If to the Escrow Agent:

Bank: U.S. Bank National Association

ABA : 091000022

A/C: 180121167365

BNF: U.S. Bank Trust N.A.

OBI: Trust Fin Mgmt

Ref: TranSwitch Corporation Escrow

#793064010

12.11 This Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

12.12 This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers, modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

12.13 This Agreement shall terminate on this final disposition of the monies held in the Escrow Account hereunder, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Sections 4, 6 and 12.5 shall survive the termination hereof.

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IN WITNESS WHEREOF, the parties have executed this Escrow Agreement under seal as of the latest date set forth below.

Date: 2/24/06	TRANSWITCH CORPORATION

	By:	/s/ Scott Willey
	Print Name:	Scott Willey
	Title:	Vice President

Date: 2/24/06	U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

	By:	/s/ Earl W. Dennison Jr.
	Print Name:	Earl W. Dennison Jr.
	Title:	Vice President

Date: 2/24/06	THOMAS WEISEL PARTNERS LLC

	By:	/s/ Seth Rubin
	Print Name:	Seth Rubin
	Title:	Principal

Date: 2/24/06	PACIFIC GROWTH EQUITIES, LLC

	By:	/s/ Richard H. Osgood
	Print Name:	Richard H. Osgood
	Title:	Chairman

EXHIBIT A

Subscription Agreement

EXHIBIT B

U.S. Bank National Association

Schedule of Fees